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                                EXHIBIT A (6) (b)

                    Bylaws of the Company Revised as of 11/91

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                                                                    EXHIBIT 6.b.

                                     BYLAWS
                                       OF
                          SAFECO LIFE INSURANCE COMPANY

                       (As last amended November 8, 1991)

                                    ARTICLE I

                             STOCKHOLDER'S MEETINGS

        1. ANNUAL MEETING. The annual meeting of the stockholders of the corporation for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held at 1:30 o'clock in the afternoon on the last business day of April of each year or on such other day as may be designated by the Chairman of the Board of Directors, the President, or the Board of Directors.

The meeting shall be held at the registered office of the corporation, or at such other place as may be designated by the Chairman of the Board of Directors, the President, or the Board of Directors.

         2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors to be held at such time and place as the Board may prescribe. At any time, upon the request of the Chairman of the Board, the President, or any of three (3) directors, or of any stockholder or stockholders holding in the aggregate one-fifth (1/5) of the voting power of all stockholders, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at the registered office of the corporation at such time as the Secretary may fix, not less than ten (10) nor more than thirty-five (35) days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the directors or stockholders making the request may do so.

         3. NOTICE OF MEETING. Notice of the annual stockholders' meeting shall be given to all stockholders of record entitled to vote at such meeting at least ten (10) days prior to the day named for the meeting. Persons authorized to call special stockholders' meetings shall cause written notice of the time, place and purpose of the meeting to be given all stockholders of record entitled to vote at such meeting, at least ten (10) days prior to the day named for the meeting, except that notice of a meeting to act on an amendment to the articles of incorporation, a plan of merger or share exchange, a proposed sale or other disposition of all or substantially all the assets of the corporation, or the dissolution of the corporation shall be given at least twenty (20) days prior to the day named for the meeting.

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If such written notice is placed in the United States mail, postage prepaid, and addressed to a stockholder at the stockholder's last known post office address, notice shall be deemed to have been given.

                  Notice of any stockholders' meeting may be waived in writing by any stockholder at any time, either before or after the meeting.

         4. ORGANIZATION OF MEETING - QUORUM. A stockholders' meeting, duly called, can be organized for the transaction of business whenever a quorum is present. The presence, in person or by proxy, of the holders of a majority of the voting power of all stockholders shall constitute a quorum; and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         5. ADJOURNED MEETINGS. An adjournment or adjournments of any stockholders' meeting may be taken to such time and place as those present may determine, without new notice being given, whether by reason of the failure of a quorum to attend or otherwise; but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors are elected, and in the case of any such meeting which is adjourned because of the failure of a quorum to attend, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

         6. VOTING AT MEETINGS. Each holder of stock shall at all times and for all purposes be entitled to one vote for each share of stock then of record in his name on the books of the corporation. Every stockholder shall have the right to cast his vote either in person or by proxy. All voting at stockholders' meetings shall be viva voce, unless any qualified voter shall demand a vote by ballot. In the case of voting by ballot, each ballot shall state the name of the stockholder voting, the number of shares owned by him, and, in addition, if such vote be cast by proxy, it shall also state the name of the proxy.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. NUMBER AND QUALIFICATIONS. The business affairs of the corporation shall be managed by a Board of from five (5) to ten (10) directors, as set from time to time by resolution of the Board of Directors, which directors need not be stockholders of the corporation.

         2. ELECTION - TERM OF OFFICE. The directors shall be elected by the stockholders at each annual stockholders' meeting, to hold office until the next annual stockholders' meeting and

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until their respective successors are elected and qualified. In the event of failure to hold an election of directors at any annual stockholders' meeting, or in the event of failure to hold any annual stockholders' meeting as provided in these Bylaws, election of directors may be held at a special meeting of the stockholders called for that purpose.

         3. VACANCIES. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors attending any regular meeting of the Board, or any special meeting, if the notice of such special meeting indicates that filling such vacancy is a purpose of the meeting (even though less than a quorum is present). A director thus elected to fill any vacancy shall hold office for the unexpired term of the director's predecessor, and until the director's successor is elected and qualified.

         4. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof.

         5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held quarterly, on the Friday following the first Wednesday in February, May, August and November of each year, at such time and place as the Chairman of the Board, the President, or the Board may designate.

         6. SPECIAL MEETINGS. Special meetings of the Board may be held at any place at any time when called by the Chairman of the Board of Directors or the President, or when called by the Secretary or an Assistant Secretary on request of three (3) directors.

         7. NOTICE OF MEETINGS. No notice of the annual meeting of the Board of Directors shall be required. Notice of the time and place of quarterly or special meetings of the Board shall be given by the Secretary, or by the person calling the meeting, by mail, private carrier, personal delivery, radio, telegram or facsimile, or by personal communication over the telephone, or otherwise, at least three (3) days prior to the date upon which the meeting is to be held; provided, that no notice of any meeting need be given to any director if it is waived by such director in writing, or by radio or telegram, whether before or after such meeting is held or if the director is present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the directors are either present or waive notice thereof. Oral notice is effective when communicated; written notice is effective upon dispatch if sent or delivered to the director's address or other number appearing on the records of the corporation.

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         8. QUORUM. A majority of the members of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting.

                                   ARTICLE III

                                FINANCE COMMITTEE

         1. POWERS AND DUTIES. The Finance Committee shall have general supervision of the finances and investments of the corporation. The committee is charged with the duty of authorizing or approving all investments, loans, sales or exchanges by or on behalf of the corporation. It shall designate or approve the designation of depositories for the funds of the corporation; it shall have authority to buy and sell securities and to make loans of such character as is permitted by law; and it may direct any action necessary to collect amounts due the corporation. All actions of the Finance Committee shall be recorded in the minutes of the Finance Committee, and reports thereof shall be submitted to the Board of Directors for approval of disapproval as soon as practicable after such action. Such action shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by any such revision or alteration.

         2. RULES OF PROCEDURE. The Finance Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. Special meetings of the Committee may be called at any time by the Chairman or by any two members. At all meetings, the presence of a majority of the members shall be necessary to constitute a quorum, and the affirmative vote of a majority of the quorum shall be necessary and sufficient for the adoption of any resolution.

                                   ARTICLE IV

                                OTHER COMMITTEES

        The Board of Directors shall have authority to establish by resolution such other committees as the Board may from time to time deem necessary or advisable. The membership, duties and authority of such committees shall be as the Board may from time to time establish.

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                                    ARTICLE V

                                    OFFICERS

         1. OFFICERS ENUMERATED - ELECTION. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, all of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one year and until their successors are elected and qualified.

         2. QUALIFICATIONS. None of the officers of the corporation, except the Chairman of the Board of Directors and the President, needs be a director. Excluding the Chairman of the Board of Directors and the President, any two or more of the other corporate officers may be combined in one person.

         3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of stockholders and Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors.

         4. PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the ultimate authority of the Board of Directors, shall have general charge, supervision and control over the business and affairs of the corporation and shall be responsible for the management thereof.

         5. VICE PRESIDENTS. In the absence or disability of the president, one of the Vice Presidents, in the order determined by the order of their election, shall act as President, but a Vice president who is not a director cannot succeed to or fill the office of president. Each Vice President shall perform such other duties as the Board of Directors or the President may from time to time designate or assign. One or more of the Vice Presidents may be designated by the Board of Directors as Resident Vice President, Senior Vice president, Executive Vice President, or such other title as the Board deems appropriate for the position and duties.

         6. SECRETARY. The Secretary shall be the custodian of the records, books of account, and seal of the corporation and, in general, shall perform all duties usually incident to the office of Secretary, and make such reports and perform such other duties as may from time to time be requested or assigned by the Board of Directors or the President.

         7. ASSISTANT SECRETARIES. The Assistant Secretaries shall perform such duties as may be assigned to them by the Secretary, the President, or the Board of Directors. In the absence or disability of the Secretary, one of the Assistant

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Secretaries, in the order determined by the order of their election, shall perform all of the duties and may exercise any of powers of the Secretary.

         8. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. The Treasurer shall deposit all such funds in the name of the corporation in such depositories or invest them in such investments as may be designated or approved by the Finance Committee or the Board of Directors, and shall authorize disbursement of the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the Board of Directors, or the Finance Committee, on securing proper vouchers for such disbursements. The Treasurer shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer, and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Finance Committee, or the President.

         9. ASSISTANT TREASURERS. The Assistant Treasurers shall perform such duties as may be assigned to them by the Treasurer, the President, the Finance Committee, or the Board of Directors. In the absence or disability of the Treasurer, the Assistant Treasurers, in the order determined by the order of their election, shall perform all of the duties and may exercise any of the powers of the Treasurer.

         10. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary to exercise such powers and perform such duties as shall be determined from time to time by the Board.

         11. REMOVAL. Any officer of the corporation may be removed by the affirmative vote of a majority of the whole Board of Directors, whenever in their judgment the best interests of the corporation will be served thereby; such removal, however, shall be without prejudice to the contract rights of the person so removed.

         12. FACSIMILE SIGNATURES. The President, with the Secretary, shall sign all policies of insurance issued by the company; provided, that facsimile signatures on policies shall be recognized as binding when countersigned by a regularly authorized agent of the company.

                                   ARTICLE VI

                               CORPORATION PROXIES

        Unless otherwise ordered by the Board of Directors, any and all shares of stock owned or held by this company in any other

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corporation shall be represented and voted at any meeting of the shareholders of any such corporation by any one of the following officers of this company in the following order who shall attend such meeting, i.e., the Chairman of the Board of Directors, the President, a Vice President, the Chairman of the Finance Committee, or the Treasurer, and such representation by any one of the officers above named shall be deemed and considered a representation in person by this company at such meeting. Any one of the officers above named may execute a proxy appointing any other person as attorney and proxy to represent this company at such shareholders' meeting and to vote upon all stock of such corporation owned or held by this company with all power and authority in the premises that any of the officers above named would possess if personally present. The Board of Directors by resolution may from time to time confer like powers upon any other person or persons.

                                   ARTICLE VII

                                      STOCK

         1. CERTIFICATES OF STOCK. Certificates of stock of the corporation shall be issued in such form in accordance with the corporation law of the State of Washington as may be approved by the Board of Directors, and may be signed by the President or any Vice President, and the Secretary or any Assistant Secretary.

         2. TRANSFERS. Shares of stock may be transferred by delivery of the certificates therefore accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same by the record holder of the certificate; but no transfer shall be valid except as between the parties thereto until such transfer shall have been made on the books of the corporation. Except as specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefore has been surrendered to the corporation.

         3. STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record on the books of the corporation of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote on such stock.

         4. LOSS OR DESTRUCTION OF CERTIFICATES. In the case of loss or destruction of any certificates of stock, another may be issued in its place upon proof of such loss or destruction, and upon the giving of a satisfactory bond or indemnity to the corporation. A new certificate may be issued without requiring any bond when in the judgment of the Board of Directors it is proper to do so.

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         5. CLOSING OF TRANSFER BOOKS. The Board of Directors may close the books of the corporation against transfers of stock of the corporation for such period as the directors may from time to time determine, in anticipation of stockholders' meetings, or the payment of any dividend or distribution, or any change or conversion or exchange of shares of the corporation.

         6. REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock of the corporation not inconsistent with the Bylaws, the Articles of Incorporation, or the laws of the State of Washington.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         1. DIRECTORS. To the full extent permitted by the Washington Business Corporation Act, the corporation shall indemnify any person who was or is a party to any proceeding (whether brought by or in the right of the company or otherwise) by reason of the fact that he or she is or was a director of the corporation, or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by him or her in connection with such proceeding.

         2. OFFICERS AND CERTAIN OTHER PERSONS. The corporation shall extend such indemnification as is provided to directors under paragraph 1 of this Article to any person, not a director of the corporation, who is or was an officer of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. In addition, the Board of Directors may, by resolution, extend such further indemnification to an officer or such other person as may to it seem fair and reasonable in view of all relevant circumstances.

         3. OTHER EMPLOYEES AND AGENTS. The Board of Directors may, by resolution, elect to treat any employee or agent of the corporation as an "officer" of the corporation for the purpose of extending the indemnification provided in paragraph 2 of this Article.

         4. DEFINITIONS. For purposes of this Article, the terms "director," "corporation," "expenses," "party" and "proceeding" have those meanings assigned to them in the "indemnification of

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directors and officers" sections of the Washington Business Corporation Act.

         5. NOT EXCLUSIVE -- CONTINUING. The indemnification provided by this Article shall not be deemed exclusive of other rights to which the director, officer, employee or agent may be entitled as a matter of law or by contract, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE IX

                                      SEAL

         The seal of this corporation shall consist of a flat-faced, circular die with the words,

                          SAFECO LIFE INSURANCE COMPANY

and with the words and figures "Corporate Seal, 1957" in the center, and with the word "Washington" also being shown on the face of the seal.

                                    ARTICLE X

                              COPIES OF RESOLUTIONS

         Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the stockholders, the Board of Directors, or the Finance Committee, when certified by the President, a Vice President, Secretary, or an Assistant Secretary.

                                   ARTICLE XI

                               AMENDMENT OF BYLAWS

         1. BY THE STOCKHOLDERS. These Bylaws may be amended, altered or repealed at any meeting of the stockholders, if notice of the proposed alteration or amendment is contained in the notice of the meeting.

         2. BY THE BOARD OF DIRECTORS. These Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board, or at any special meeting if notice of the proposed alteration or amendment is contained in the notice of such special meeting; provided, however, that the Board of Directors shall not amend, alter or repeal any Bylaw in such a manner as to affect in any way the qualification, classification, or term of office of the directors. Any action of the Board of Directors,

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with respect to the amendment, alteration or repeal of these Bylaws is hereby made expressly subject to change or repeal by the stockholders.

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